UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 1, 2016

SERVICE CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway, Houston, Texas 77019
(Address of principal executive offices) (Zip Code)

(713) 522-5141 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre‑commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre‑commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure
On June 1, 2016, Stewart Enterprises, Inc., a wholly-owned subsidiary of Service Corporation International, announced that its 3.375% Senior Convertible Notes due 2016 (the “Notes”) will be convertible at any time during the period beginning on June 15, 2016 and ending at the close of business on July 14, 2016 (such period, the “Conversion Period”), as a result of satisfaction of the final maturity date condition. As of June 1, 2016, $134,000 aggregate principal amount of the Notes were outstanding.
During the Conversion Period, the Notes will be convertible into cash at a rate of 92.4564 shares at $13.25 per share ($1,225.05) per $1,000 principal amount of the Notes pursuant to Section 4.01(a)(6) of the indenture governing the Notes (the “Indenture”). The record date of the Notes is July 1, 2016 (the “Record Date”). Holders that elect to convert the Notes after the Record Date will receive an interest payment in accordance with Section 4.02(c) of the Indenture. This notice is provided in compliance with Section 4.02(e) of the Indenture.
The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016

SERVICE CORPORATION INTERNATIONAL

By: /s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President, Chief Financial Officer and Treasurer